UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

HARKEN ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HARKEN ENERGY CORPORATION

180 State Street, Suite 200

Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 19, 2005

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Harken Energy Corporation, a Delaware corporation (“Harken”), will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on May 19, 2005 beginning at 1:00 p.m. local time for the following purposes:

(1)	to elect five directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified; and

(2)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal described in this Proxy Statement.

The Board of Directors has fixed the close of business on March 31, 2005 as the date of record for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

Harken’s 2004 Annual Report to Stockholders, a Proxy Statement containing information relating to the matter to be acted upon at the Annual Meeting and a form of Proxy accompany this Notice.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, you are urged to date, sign and promptly return your Proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. Your vote is important. The giving of a proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that this is a stockholders’ meeting and attendance will be limited to stockholders of Harken or their qualified representatives. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Qualified representatives of a stockholder must have identification as well as a properly executed proxy from the stockholder they are representing. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors

/s/ Elmer A. Johnston
Elmer A. Johnston
Secretary

Southlake, Texas

April 22, 2005

HARKEN ENERGY CORPORATION

180 State Street, Suite 200

Southlake, Texas 76092

ANNUAL MEETING OF STOCKHOLDERS

to be held May 19, 2005

SOLICITATION OF PROXIES

The accompanying Proxy is solicited on behalf of the Board of Directors of Harken Energy Corporation, a Delaware corporation (“Harken”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on May 19, 2005 at 1:00 p.m. local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying form of Proxy were first mailed to stockholders of record on or about April 25, 2005.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining the holders of common stock, $.01 par value per share, of Harken (“Common Stock”) entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting. The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting. On March 31, 2005, Harken had 221,678,565 shares of Common Stock outstanding.

RECOMMENDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board recommends a vote FOR the election of the five nominees named in this Proxy Statement to the Board of Directors of Harken to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

QUORUM AND VOTING

Each share of Common Stock is entitled to one vote. The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the proposal under consideration) are counted for purposes of determining whether a quorum is present.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum. A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

The affirmative vote of the holders of a majority of the shares having voting power, which are present in person or represented by proxy, shall decide all other questions properly brought before the Annual Meeting.

If any other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not know of any matters other than the election of directors to be presented at the Annual Meeting.

PROXY SOLICITATION

The expense of any solicitation of proxies will be borne by Harken. Harken will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and Harken will reimburse such entities for their reasonable out-of-pocket expenses. Harken has retained Morrow & Co., Inc. (“Morrow”) to act as a proxy solicitor in connection with this meeting. Harken has agreed to pay Morrow $4,500 plus expenses for proxy solicitation services. Additionally, the original solicitation of proxies by mail may be supplemented by telephone, email, fax or personal solicitation by officers or regular employees of Harken. No additional compensation will be paid to officers and regular employees for such services.

REVOCATION OF PROXY

Any stockholder returning the accompanying Proxy may revoke such Proxy at any time prior to its exercise by: (a) giving written notice to the Secretary of Harken of such revocation; (b) voting in person at the Annual Meeting; or (c) executing and delivering to the Secretary of Harken a later dated Proxy. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

As of March 31, 2005, Harken had 221,678,565 shares of Common Stock outstanding. As of that date, the only persons known by Harken to beneficially own five percent (5%) or more of the outstanding shares of Common Stock (or potentially own five percent (5%) or more of the outstanding shares of Common Stock upon conversion of convertible securities of Harken) were:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Lyford Investment Enterprises Ltd. 720 5th Avenue, 9th Floor New York, NY 10019	65,380,795	(1)	29.5%
The Tail Wind Fund Ltd. 1st Floor Regent Street London, SW1Y 4NS United Kingdom	18,977,459	(2)	8.56%
Global Convertible Megatrend, Ltd. c/o FES First Equity Securities AG Bleicherweg 66 CH-8022 Zurich	11,649,952	(3)	5.26%

(1)	Stockholder has sole voting and investment power with respect to these shares.

(2)	Stockholder has sole voting and investment power with respect to these shares. Includes shares of Common Stock, plus shares of Common Stock that the holder of Harken Series M Convertible Preferred Stock has the right to acquire upon conversion of the Series M Preferred shares, plus shares of Common Stock that are issuable upon the exercise of warrants issued in May 2004 and in October 2004.

(3)	These are shares of Common Stock that the holder of Harken’s 5% Senior Convertible Notes Due 2009 has the right to acquire upon conversion of the Notes. Upon conversion, stockholder has sole voting and investment power with respect to these shares.

Security Ownership of Directors and Management

The following table sets forth information, as of March 31, 2005, regarding the number of shares of Common Stock beneficially owned by directors and executive officers that are named in the summary compensation table below, and all of Harken’s named directors and executive officers as a group. Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned by him.

Name	Number of Shares Beneficially Owned		Percent of Class
Michael M. Ameen, Jr.	35,000		*
James W. Denny, III	17,801		*
Mikel D. Faulkner	200,000		*
Dr. J. William Petty	42,767		*
Alan G. Quasha	0	(1)	*
H.A. Smith	25,905		*
Stephen C. Voss	1,000		*
Anna M. Williams	0		*
Elmer A. Johnston	0		*
All directors and executive officers as a group (9 persons)	322,473		*

*	Less than 1%

(1)	Does not include 65,380,795 shares beneficially owned by Lyford Investments Enterprises Ltd. Mr. Quasha represents Lyford Investments Enterprises Ltd. on the Board of Directors of Harken, but disclaims any beneficial ownership of these shares.

DIRECTORS’ MEETINGS AND COMMITTEES

During 2004, the Board of Directors held four meetings, which included three regularly scheduled meetings and one special meeting. The Board of Directors also acted by unanimous written consent fifteen times. During 2004, each member of the Board of Directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and Committees on which he served, except for Mr. H. A. Smith, who attended 70% of the meetings of the Board of Directors and Committees on which he served. Each person who was a director or director nominee on June 23, 2004, attended the 2004 Annual Meeting.

The Board of Directors has standing Audit, Compensation and Nominating Committees, which are described below.

Audit Committee. The Audit Committee is currently comprised of Dr. J. William Petty, who chairs the Audit Committee, and Messrs. Ameen and Smith, all of whom have been determined by the Board of Directors to be “independent” as defined in the listing standards of the American Stock Exchange, and “financially literate or sophisticated” as required by and in compliance with the listing standards of the American Stock Exchange. In addition, each of Messrs. Petty, Ameen and Smith meet the independence requirements for audit committee membership under existing SEC rules. The Board of Directors has determined that Dr. Petty is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board of Directors in February 2003 and revised in June 2003. The Audit Committee Charter is available on the Harken Energy Corporation website at www.harkenenergy.com. The Audit Committee assists the Board of Directors in fulfilling its oversight of the quality and integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for retaining and, as necessary, terminating the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. During 2004, the Audit Committee held six meetings and acted by unanimous written consent four times.

Compensation Committee. The Compensation Committee is currently comprised of Mr. Ameen, who chairs the Compensation Committee, and Messrs. Petty and Smith. Each of the members of the Compensation Committee is “independent,” as independence is defined in the listing standards of the American Stock Exchange. The Compensation Committee is responsible for making and setting compensation for the chief executive officer of Harken and adopted the Board Compensation Committee Report on Executive Compensation, which appears beginning on page 10. During 2004, the Compensation Committee held no meetings.

Nominating Committee. The Nominating Committee is comprised of Mr. Smith, who chairs the Nominating Committee, and Messrs. Ameen and Petty. Each of the members of the Nominating Committee is “independent”, as independence is defined in the listing standards of the American Stock Exchange. The Nominating Committee adopted a written charter on October 15, 2004, which is available on the Harken Energy Corporation website at www.harkenenergy.com. During 2004, the Nominating Committee held no meetings, but acted by unanimous written consent once.

The Nominating Committee considers nominations for the Board of Directors, develops and reviews background information for candidates, and makes recommendations to the Board of Directors with respect to candidates for directors proposed by stockholders. The Nominating Committee identifies nominees for director through recommendations from directors, officers and stockholders. When evaluating nominees for director, the Nominating Committee considers several factors including, the nominee’s ability to devote adequate time to the duties and responsibilities of the Board of Directors and the nominee’s education and professional experience.

Code of Ethics. Harken has adopted a Code of Ethics for the Chief Executive Officer and Chief Financial Officer and a Policy on Ethics and Professional Standards for all personnel, directors and officers. Copies of the Code of Ethics and the Policy on Ethics are available on the Harken Energy Corporation website at www.harkenenergy.com.

Communicating with the Board. Stockholders may communicate with the Board by writing to:

Board of Directors

c/o The Chairman

Harken Energy Corporation

180 State Street, Suite 200

Southlake, Texas 76092

COMPENSATION OF DIRECTORS

In 2004, each non-employee independent director of Harken received an annual retainer of $20,000 plus $2,000 for attendance at each regular meeting. In addition, directors serving on committees received a $5,000 retainer for each committee on which he served, $15,000 for chairmanship of the Audit Committee, $10,000 for other committee chairmanships, and $2,000 per committee meeting attended.

In 2005, the Compensation Committee met to consider the payment of 2004 year-end bonus amounts, and determined to award Alan G. Quasha, a non-employee director who served as Chairman of the Board of Directors during 2004, a bonus in the amount of $150,000 in compensation for his efforts on behalf of Harken during 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 21, 1997, Harken loaned Stephen C. Voss, Managing Director, Global Energy Development PLC, $80,000 at an interest rate of 7% per annum. This loan was a recourse loan secured by options to purchase Common Stock granted to Mr. Voss. In December 2003, Harken agreed to forgive repayment of the $80,000 loan effective as of January 2004. The outstanding principal balance of such loan was $80,000 and such loan was payable on demand.

EXECUTIVE OFFICERS OF HARKEN

The officers of Harken are elected annually by the Board of Directors following each Annual Meeting of Stockholders, or as soon thereafter as practicable. Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, or his or her death, resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of Harken will be served thereby.

The executive officers of Harken, their ages and positions held with Harken and their business experience for the past five years are:

Name	Age	Position Held with Harken
Mikel D. Faulkner	55	Chief Executive Officer and President
Anna M. Williams	34	Vice President – Finance and Chief Financial Officer
Elmer A. Johnston	44	Vice President – General Counsel and Secretary
Stephen C. Voss	56	Managing Director of Global Energy Development plc, a subsidiary of Harken Energy Corporation
James W. Denny, III	57	President and Chief Executive Officer of Gulf Energy Management Company, a subsidiary of Harken Energy Corporation

Mikel D. Faulkner has served in his current capacity as a director and Chief Executive Officer of Harken since 1982, and has served as President of Harken since March 31, 2003. Mr. Faulkner has previously served as Chairman of the Board of Harken from February 1991 until March 31, 2003 and President of Harken from 1982 until 1993. From April 2002 to the present, Mr. Faulkner has served as Chairman of Harken’s subsidiary, Global Energy Development plc (“Global”).

Anna M. Williams has served as Vice President—Finance and Chief Financial Officer of Harken since March 31, 2003. From June 2001 to March 2003, Ms. Williams served as Executive Vice President—Finance and Chief Financial Officer. Ms. Williams served as Senior Vice President—Finance and Chief Financial Officer from June 2000 to June 2001, as Vice President—International Finance from 1998 to 2000 and as International Finance Manager from 1996 to 1998.

Elmer A. Johnston has served as Vice President—General Counsel and Secretary of Harken since March 31, 2003 and as Senior Counsel to Global since March 2002. From 1998 to 2002, Mr. Johnston served as Assistant General Counsel of Harken.

James W. Denny, III has served in his current capacity as President and Chief Executive Officer of Gulf Energy Management Company since January 6, 2004. Mr. Denny previously served as Executive Vice President—Operations of Harken from June 13, 2000 to March 31, 2003, as Senior Vice President—Exploration from January 19, 2000 to June 13, 2000, and as Vice President—Operations from October 1999 to January 19, 2000. From 1998 to October 1999, Mr. Denny served as Senior Engineer/Operations Manager for XPLOR Energy, Inc., a private oil and gas exploration company that merged with and became a subsidiary of Harken in 1999.

Stephen C. Voss has served as Managing Director of Global Energy Development plc, a subsidiary of Harken, since March, 2002. Mr. Voss previously served as a director of Harken from 1997 to March 31, 2003, and Vice Chairman of the Board of Harken from May 2000 to November 2001. From September 1998 to May 15, 2000,

Mr. Voss served as Executive Vice President and Chief Operating Officer of Harken and from 1990 to September 1998 as Senior Vice President of Harken.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding the compensation paid during fiscal years 2004, 2003 and 2002 to Harken’s Chief Executive Officer and Harken’s four most highly compensated executive officers other than the Chief Executive Officer (the “named executive officers”). Please see the Report on Executive Compensation below for additional information concerning executive officer compensation.

		Annual Compensation			Long-Term compensation
Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)		Securities Underlying Options/SAR (#s)		All Other Compensation ($)(2)
Mikel D. Faulkner President and Chief Executive Officer	2004 2003 2002	311,385 298,190 229,090	150,000 200,000 9,150		— — —	(3) (4)	16,792 7,787 4,831
James W. Denny, III President and Chief Executive Officer, Gulf Energy Management Company	2004 2003 2002	202,200 175,571 160,000	120,000 84,000 2,429		— — —		16,511 7,428 3,567
Stephen C. Voss Managing Director, Global Energy Development plc	2004 2003 2002	182,314 173,307 214,887	60,000 20,000 2,546		— — —	(5) (6)	95,145 7,302 6,347
Anna M. Williams Vice President—Finance and Chief Financial Officer	2004 2003 2002	178,456 144,194 137,667	101,000 60,000 —	(7)	— — —	(8)	63,517 4,404 744
Elmer A. Johnston Vice President—General Counsel and Secretary	2004 2003 2002	172,488 141,235 133,853	101,000 61,285 2,000	(7)	— —	(9) (10)	66,651 22,800 5,583

(1)	Includes unused vacation time as follows:

(Dollars)	2004	2003	2002
Mikel Faulkner	11,385	13,190	9,866
James W. Denny	7,200	10,571	-0-
Stephen C. Voss	7,314	2,307	39,137
Anna M. Williams	8,456	4,194	5,167
Elmer A. Johnston	7,488	6,235	12,037

(2)	Includes 401(k) matches as follows:

(Dollars)	2004	2003	2002
Mikel Faulkner	16,000	7,000	4,500
James W. Denny	16,000	7,000	3,000
Stephen C. Voss	14,622	6,840	6,000
Anna M. Williams	13,000	4,045	665
Elmer A. Johnston	12,000	3,000	5,500

Includes group term life premiums as follows:

(Dollars)	2004	2003	2002
Mikel Faulkner	792	787	331
James W. Denny	511	428	567
Stephen C. Voss	483	462	347
Anna M. Williams	469	359	79
Elmer A. Johnston	455	567	83

Includes moving expenses as follows:

(Dollars)	2004	2003	2002
Anna M. Williams	50,048	-0-	-0-
Elmer A. Johnston	54,196	-0-	-0-

Includes loan forgiven in January 2004 as follows:

(Dollars)	2004	2003	2002
Stephen C. Voss	80,000	-0-	-0-

(3)	Excludes 180,000 options to purchase Global Energy Development plc ordinary shares at 151.1 pence (British Sterling) granted by Global Energy Development plc in September 2004, of which 60,000 will vest in each of September 2005, September 2006, and September 2007.

(4)	Excludes 1,400,000 vested options to purchase Global Energy Development plc ordinary shares at 50 pence (British Sterling) granted by Global Energy Development plc, a subsidiary of Harken.

(5)	Excludes 150,000 options to purchase Global Energy Development plc ordinary shares at 151.1 pence (British Sterling) granted by Global Energy Development plc in September 2004, of which 50,000 will vest in each of September 2005, September 2006, and September 2007.

(6)	Excludes 840,000 vested options to purchase Global Energy Development plc ordinary shares at 50 pence (British Sterling) granted by Global Energy Development plc, a subsidiary of Harken.

(7)	Includes a moving bonus of $35,000.

(8)	Excludes 70,000 options to purchase Global Energy Development plc ordinary shares at 151.1 pence (British Sterling) granted by Global Energy Development plc, a subsidiary of Harken. Approximately 23,333 of these options will vest on each of September 2005, September, 2006, and September, 2007.

(9)	Excludes 50,000 options to purchase Global Energy Development plc ordinary shares at 151.1 pence (British Sterling) granted by Global Energy Development plc, a subsidiary of Harken. Approximately 16,666 of these options will vest on each of September 2005, September 2006, and September 2007.

(10)	Excludes 300,000 vested options to purchase Global Energy Development plc ordinary shares at 50 pence (British Sterling) granted by Global Energy Development plc, a subsidiary of Harken.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

During 2004, after duly authorized action by Harken’s Board of Directors, Harken’s employee stock option plans were terminated. As a result, there were no grants of options or stock appreciation rights for Harken Common Stock made to any of Harken’s executive officers during 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION/SAR VALUES

There were no exercises of options of Harken Common Stock by any of Harken’s executive officers during 2004. At December 31, 2004, all of Harken’s previously issued and/or outstanding employee stock options had expired or been voluntarily surrendered.

CHANGE-IN-CONTROL ARRANGEMENTS

There were no change-in-control arrangements in effect in 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, Dr. J. William Petty and Messrs. Ameen and Smith were members of Harken’s Compensation Committee and participated in all deliberations concerning executive compensation. No executive officer of Harken served as a member of the Compensation Committee during 2004. None of the named Executive Officers serves or has served as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving on Harken’s Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Harken’s directors and executive officers, and any persons who own more than ten percent of a registered class of Harken’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Harken. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Harken with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms and written representations from certain reporting persons, Harken believes that all filing requirements applicable to its directors and executive officers have been complied with during 2004.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

April 13, 2005

To the Board of Directors of Harken Energy Corporation (the “Company”):

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of Dr. J. William Petty, Mr. Michael M. Ameen, Jr. and Mr. H. A. Smith; all three qualified as independent directors and “financially literate or sophisticated” as required by and in compliance with the listing standards of the American Stock Exchange (“AMEX”). Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for audit committees. The Chairman of the Audit Committee, Dr. J. William Petty, has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the rules of the American Stock Exchange and the Securities and Exchange Commission and “financially sophisticated” as required by the AMEX listing standards.

The Audit Committee’s responsibilities are specified in the Audit Committee Charter which is available on the Company’s website at www.harkenenergy.com. As set forth in our Charter, the Audit Committee’s responsibilities include appointing, compensating, retaining and overseeing the work of the independent auditors for the Company (the “Auditors”), for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company. The Company’s management retains the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its Charter. The Audit Committee has reviewed and discussed with management and the Auditors, the Company’s audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has discussed with the Auditors the matters required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Auditors the Auditors’ independence. The Audit Committee has concluded that the Auditors are independent from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.

By:	Dr. J. William Petty
Michael M. Ameen, Jr.
H. A. Smith

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Harken Energy Corporation (the “Company”) is made up entirely of independent non-employee Directors: Mr. H.A. Smith, Dr. J. William Petty and Mr. Michael M. Ameen, Jr. (Chairman of the Compensation Committee). We, the Compensation Committee members, are responsible for setting base salaries, bonuses, and other compensation for the Company’s executive officers including the Company’s Chief Executive Officer. In meeting this responsibility we evaluate the individual performance of each executive officer to determine the adequacy of our compensation strategies and the specific levels of compensation with the objective of ensuring that executive compensation is appropriately competitive to attract and retain talented management leadership. Our compensation strategies are implemented through policies designed to support the achievement of Harken’s business objectives and the enhancement of stockholder value. We periodically obtain and take into account compensation reports prepared by independent consultants containing summaries of compensation levels for a cross selection of the Company’s industry group and size of operations.

Executive Compensation Components

The Company’s executive compensation has two basic components: annual base salary and annual incentive compensation bonus. The annual base salary for each executive officer is established based upon our evaluation of the officer’s responsibilities, performance and market comparisons. Based upon discretionary guidelines, we reviewed the Company’s and each individual officer’s performance with regard to certain Company financial objectives and determined annual incentive bonus pool amount and the participation in such pool by each of the executive officers. The Company does not currently have in place stock option, equity-based or long-term incentive plans.

Chief Executive Officer Compensation

We annually review and set the base salary and bonus of the Chief Executive Officer (the “CEO”) at the same time as we consider compensation for the Company’s executive officers. In establishing annual compensation for the CEO, we take into consideration a number of factors. For 2004, among those factors we considered: (i) the Company’s improved financial results compared to the previous year; (ii) the performance of the Common Stock in the public market; (iii) compensation of chief executive officers employed by companies comparable to Harken; (iv) the achievements of management in completing significant projects during the year; (v) Harken’s performance during the past year as compared to its peer companies in the oil and gas industry; (vi) management’s dedication and commitment in support of Harken. We exercised our judgment based upon the above criteria and did not apply a specific formula or assign a weight to each factor considered. We took note of the Company’s continuing improvement in growth of revenues, cash flow and gross earnings.

Internal Revenue Code Section 162(m)

Upon review of the available regulations and interpretations, we determined the current compensation levels of the CEO and the Company’s other executive officers would not be subject to the cap established by Section 162(m) of the Internal Revenue Code. We continue to recognize that compensation should meet standards of reasonableness and necessity, which have been part of the Internal Revenue Code for many years.

Submitted on March 9, 2005 by the members of the Compensation Committee of the Company’s Board of Directors.

By:	Michael M. Ameen, Jr.
Dr. J. William Petty
H. A. Smith

PERFORMANCE OF THE COMMON STOCK

The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Harken specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Secondary Oils Stock Index over the same period (assuming the investment of $100 in the Common Stock, the S&P 500 Index and the Dow Jones Secondary Oils Stock Index on December 31, 1999 and reinvestment of all dividends).

Comparison of Cumulative Total Return

Assumes Initial Investment of $100 on December 31, 1999

Company / Index	2000	2001	2002	2003	2004
Harken Energy Corporation	41.54	15.14	2.71	14.40	6.40
S&P 500 Index	90.90	80.09	62.39	80.29	89.03
Dow Jones Secondary Oils Stock Index	159.71	146.63	149.81	196.34	278.55

PROPOSAL ONE

TO ELECT DIRECTORS

Harken’s Board of Directors is composed of five directors. Directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified. At the Annual Meeting, the five nominees named below are to be elected to serve until the 2006 Annual Meeting and until their successors have been elected and have qualified. Each nominee is now a Harken director.

Vote Required for Election of Directors

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors. Lyford Investment Enterprises Ltd., which owns approximately 29.5% of the shares entitled to vote at the Annual Meeting, has advised Harken that it intends to vote all of its shares for the five nominees named below.

Nominees for Directors

Information about the nominees for election as directors appears below:

Name, Age and Business Experience	Director Since
Michael M. Ameen, Jr. (Age 81), Independent Consultant on Middle East Affairs since 1991. From 1989 to 1999, Mr. Ameen served as a part time consultant to Harken with regard to Middle Eastern exploration projects. Mr. Ameen has previously served as Director of American Near East Refugee Aid; past director of Amideast; past director of Middle East Institute; past director of International College in Beirut, Lebanon; past vice president of government relations and director of Washington office of Aramco; past president of Mobil Middle East Development Corporation; and Member, Energy Intelligence Group International Advisory Board.	1994

Mikel D. Faulkner (Age 55), Chief Executive Officer of Harken since 1982 and President of Harken since March 2003. From 1991 to March 2003, Mr. Faulkner served as Chairman of the Board of Harken and, from 1982 to February 1993, Mr. Faulkner served as President of Harken. Mr. Faulkner currently serves as Chairman of the Board of Directors of Harken’s subsidiary, Global Energy Development plc, a position he has held since April 2002.	1982

Dr. J. William Petty (Age 62), Professor of Finance and the W.W. Caruth Chairholder of Entrepreneurship at Baylor University since 1990. From December 1979 to 1990, Dr. Petty served as dean of the Business School at Abilene Christian University. Dr. Petty has also served as a subject matter expert on a best-practices study by the American Productivity and Quality Center on the topic of shareholder value based management and has served on a research team for the Australian Department of Industry to study the feasibility of establishing a public equity market for small and medium-sized enterprises in Australia.	2000

Name, Age and Business Experience	Director Since
Alan G. Quasha (Age 55), President of Quadrant Management, Inc., an investment management company, since 1988. Mr. Quasha has served as Chairman of the Board of Harken since March 31, 2003 and previously served as Chairman of the Board of Harken from June 1983 to February 1991. Mr. Quasha has served as a director of Compagnie Financiére Richemont SA, a Swiss luxury goods company, since its formation in 1988, and American Express Funds, the mutual fund arm of American Express Company, from May 2002 to April 2004. From April 1994 to April 1997 Mr. Quasha served as a governor of the American Stock Exchange.	2003

H.A. Smith (Age 65), Consultant to Smith International Inc., an oil field service company, since June 1991. Previously, Mr. Smith served as vice president-customer relations for Smith International, Inc. Mr. Smith has served as a director of Brigham Exploration Company, an independent oil and gas exploration and production company, since 2002.	1997

Each of the nominees named above was recommended by the Nominating Committee for election to the Board by the stockholders. Although all nominees named above have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young and BDO Seidman LLP (“BDO”) served as Harken’s independent registered public accounting firm for the years ended December 31, 2002 and 2003, respectively, and BDO was initially selected to serve as Harken’s independent registered public accounting firm for fiscal year 2004.

On June 23, 2004, Harken’s former auditor, BDO, orally informed Harken that BDO intended to terminate the client-auditor relationship with Harken. On June 24, 2004, Harken received a letter from BDO stating that BDO intended to terminate the client-auditor relationship with Harken. BDO had served as Harken’s auditor since June, 2003. The Audit Committee of Harken’s Board of Directors accepted BDO’s impending resignation and therefore terminated the relationship as of June 28, 2004.

BDO’s report on Harken’s consolidated financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

On July 9, 2004, Harken’s Audit Committee engaged Hein & Associates LLP, Certified Public Accountants and Advisors (“Hein”), as its independent accountants. During the two years ended December 31, 2003 and the subsequent interim period preceding the decision to change independent accountants, neither Harken nor anyone on its behalf consulted Hein regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Harken’s consolidated financial statements, nor has Hein provided to Harken a written report or oral advice regarding such principles or audit opinion

During the two years ended December 31, 2003 and the subsequent interim period through the date of BDO’s termination as Harken’s auditors, except for the matters referred to in 1 through 7 below, there were no disagreements (as defined in Instruction 4 to Item 304 of Regulation S-K) with BDO on matters of accounting principles or practices, financial statement disclosure and auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

During the year ended December 31, 2003 and the subsequent interim period through the date of BDO’s termination as Harken’s auditors, there were “reportable events” (as hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K. The reportable events were as follows:

1. On June 29, 2004, BDO advised Harken’s management and its Audit Committee that a material weakness in internal control over Harken’s financial reporting exists. The material weakness related to Harken’s inability to determine the appropriate accounting for non-routine securities transactions on a timely basis. In May 2004, BDO discussed with the Audit Committee Harken’s inability to determine the appropriate accounting for non-routine securities transactions on a timely basis. The Audit Committee authorized, and Harken engaged, Grant Thornton, a national independent accounting firm to provide technical guidance on non-routine securities transactions The purpose of the Grant Thornton engagement by Harken was to provide specialized expertise to address the complexities of the equity transactions. Grant Thornton issued SAS 50 reports on the transactions as support for management’s conclusions. Harken received SAS 50 reports for the Series G4 Preferred Stock exchange transaction and the issuance of the Series J Preferred Stock referred to in BDO’s letter of June 29, 2004. Harken did not receive SAS 50 reports for the other non-routine securities transactions mentioned in BDO Seidman’s letter. The Audit Committee provided management with a standing authorization to engage Grant Thornton to provide technical guidance and assist management in assessing the proper accounting treatment for new transactions, as required. In addition, the Audit Committee authorized Harken management to supplement its accounting expertise with the engagement of Pt Platinum Consulting, LLC.;

2. In June 2004, and in response to an inquiry made by Harken regarding the preparation of its interim financial statements for the quarter ending June 30, 2004, BDO initiated discussions regarding the accounting treatment of certain warrants to purchase additional shares of capital stock that Global Energy Development, PLC (“Global”), a consolidated subsidiary, had issued to Harken in August 2002. Harken had accounted for the warrant transaction as a dividend from a consolidated subsidiary that had been eliminated in consolidation and did not record any subsequent change in the warrants’ fair value in its historical financial statements. BDO questioned whether fair value accounting, subject to the provisions of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (or “SFAS 133”) was required for the Global warrants to reflect changes in value subsequent to their receipt. After further evaluation, Harken determined that its accounting treatment of the Global warrants was appropriate;

3. In April 2004, Harken issued shares of its Series G4 Preferred Stock in exchange for shares of its Series G1 and Series G2 Preferred Stock plus cash. In June 2004, Harken concluded that it should account for the issuance of the Series G4 Preferred Stock as a redemption in accordance with Emerging Issues Task Force Topic D-42 and that the fair value of the Series G4 Preferred Stock should be compared to the carrying amounts of the Series G1 and G2 Preferred Stock (including accumulated and unpaid dividends), plus cash received on the issuance of the Series G4 Preferred Stock. Any difference should be recognized as a charge or credit to earnings available for common stockholders. BDO did not agree with the valuation methodology that Harken used to value the transaction. Harken requested and obtained an independent valuation of the Series G4 Preferred Stock and engaged Grant Thornton to perform a SAS 50 engagement on the applicable accounting principles for the Series G4 exchange transaction, which it relied upon in accounting for this transaction;

4. In April 2004, Harken had issued shares of its Series J Preferred Stock, together with warrants to purchase common stock and additional investment rights. Harken received a valuation from an independent third party for the fair market value of the warrants and used that valuation as a basis for estimating the value of the additional investment rights. BDO advised Harken that it believed that the additional investment rights valuation, prepared by Harken, appeared to underestimate the value of the rights. Harken requested and obtained from an independent third party, an independent valuation of the additional investment rights and engaged Grant Thornton to perform a SAS 50 engagement on the applicable accounting principles for the Series J Preferred Stock issuance;

5. The terms of Harken’s Series J Preferred Stock allow for events, the occurrence of which result in the preferred shareholders receiving additional dividends from Harken and which require Harken to pay dividends in cash. Absent the occurrence of such events, dividends are payable in cash or shares of common stock at Harken’s option. Harken concluded that such additional dividend events did not represent an embedded derivative under the provisions of SFAS 133. At the time of BDO’s termination as Harken’s auditors, BDO had not reached a conclusion regarding this matter;

6. In May 2004, Harken had completed the placement of its Series L Preferred Stock. BDO informed Harken that, to comply with the requirements of Form S-3 to describe material changes in the registrant’s affairs and provide information required by Article 11 of Regulation S-X, BDO believed that Harken had to determine the proper accounting treatment for its Series L Preferred Stock and disclose the pro forma effect in the registration statement. Subsequent to June 30, 2004, Harken prepared an amendment to a registration statement on Form S-3 to register the resale of common shares issuable pursuant to the placement agreements for its Series G4 Preferred Stock and Series J Preferred Stock and disclosed the pro forma effect of the issuance of the Series L Preferred Stock; and

7. Harken amended a registration statement on Form S-3 to register the resale of common shares that were issuable upon the conversion of its Series G4 and Series J Preferred Stock and filed a registration statement to register the resale of common shares issuable upon the conversion of its Series L Preferred Stock. BDO required that items (2) through (6) above be resolved before BDO would provide its consent to the incorporation by reference in Harken’s registration statements on Form S-3 of its report dated March 25, 2004, relating to the consolidated financial statements of Harken appearing in Harken’s Annual Report on Form 10-K for the year ended December 31, 2003. BDO provided its consent to incorporation by reference of BDO’s report dated March 25, 2004, as described in the preceding sentence, into all of Harken’s registration statements on Form S-3 filed during 2004.

Prior to the filing of this Proxy Statement, Harken furnished a copy of the disclosures listed above to BDO pursuant to the instructions provided for Item 304 of Regulation S-K.

The following table sets forth information concerning the fees billed by Harken’s independent registered public accountants during the last two fiscal years.

	2004			2003
	Hein & Associates	BDO Seidman	Ernst & Young	BDO Seidman	Ernst & Young
Audit Fees	$406,250	$207,000	$67,000	$259,000	$528,000
Audit Related Fees	—	—	—	$12,000	—
Tax Fees	—	$5,000	—	—	$56,000
All Other Fees	—	$27,000	—	—	—

Audit Fees include fees billed for the audit of the consolidated financial statements, quarterly reviews of unaudited financial statements and services related to registration statements filed with the SEC. The Audit Fees billed by Hein & Associates for 2004 also include fees for the internal control audit included in the Form 10-K for the year ended December 31, 2004, as amended.

Audit Related Fees include fees billed for assistance regarding the application of accounting principles.

Tax Fees include fees billed for tax return preparation and consultation on tax matters for Harken and its subsidiaries.

All Other Fees were fees related to the change of auditors, as billed by BDO Seidman in 2004.

The Audit Committee or a designated member thereof, pre-approves audit and non-audit services rendered by its independent registered public accounting firm to Harken and its subsidiaries. If pre-approval authority is delegated, the delegate must report back to the Audit Committee at the first Audit Committee meeting following any approval. For fiscal 2004, 100% of all audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Harken’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Representatives of BDO Seidman are not expected to be present at the Annual Meeting, will not make a statement and are not expected to be available to respond to questions. Representatives of Hein & Associates LLP are not expected to be present at the Annual Meeting, and are not expected to make a statement or be available to respond to questions.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals

Harken’s bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of Harken at 180 State Street, Suite 200, Southlake, Texas 76092 setting forth certain information, including the following:

•	a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;

•	the name and address of the proposing stockholder;

•	the number of shares of Common Stock beneficially owned by the proposing stockholder; and

•	any material interest of the proposing stockholder in such business.

The notice must be delivered to the Secretary (a) at least 60, but no more than 90, days before any scheduled meeting or (b) if less than 70 days’ notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier. Any such recommendation received by the Secretary of Harken will be presented to the Nominating Committee for consideration, based upon the criteria and process described in “Directors’ Meetings and Committees—Nominating Committee.”

Board Nominations

A stockholder may recommend a nominee to become a director of Harken by giving the Secretary of Harken (at the address set forth above) a written notice setting forth the following information concerning each person the stockholder proposes to nominate:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the number of shares of Common Stock beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The stockholder’s notice must also contain the following information concerning the proposing stockholder:

•	the name and record address of the proposing stockholder; and

•	the number of shares of Common Stock beneficially owned by the proposing stockholder.

Such nominations must be made pursuant to the same advance notice requirements, including deadlines for receipt, for stockholder proposals set forth above. In addition, any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

General Information

Harken’s annual meetings are held each year at a time and place designated by Harken’s Board of Directors in the notice of the meeting. Copies of Harken’s bylaws are available upon written request made to the Secretary of Harken at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in Harken’s proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and Harken’s bylaws.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in Harken’s proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at Harken’s 2006 Annual Meeting of Stockholders must send the proposal to Harken so that it is received at Harken’s principal executive offices no later than December 23, 2005 to be considered for inclusion in the proxy statement and form of proxy related to the 2006 Annual Meeting of Stockholders. If Harken chooses to accelerate the date of its 2006 Annual Meeting, the deadline for receipt of stockholder proposals to be considered for inclusion in Harken’s proxy materials will change and Harken will notify stockholders of the changed deadline in a Quarterly Report on Form 10-Q, Current Report on Form 8-K or press release. Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to Harken by the deadline set forth under “Annual Meeting Advance Notice Requirements – Stockholder Proposals” above. Any and all such proposals and notices should be sent to the attention of the Secretary of Harken. Any and all such proposals must comply with applicable Securities and Exchange Commission regulations in order to be included in Harken’s proxy materials or to be presented at the Annual Meeting.

OTHER INFORMATION

Harken will provide to each person solicited, without charge except for exhibits, upon request in writing, additional copies of Harken’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005. Requests should be directed to the Secretary of Harken Energy Corporation, 180 State Street, Suite 200, Southlake, Texas 76092, (817) 424-2424. Harken’s Annual Report on Form 10-K/A is also on file with the Securities and Exchange Commission, Washington, D.C. 20549.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for Harken. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify Harken that they wish to continue receiving multiple copies. Harken has undertaken householding to reduce its printing costs and postage fees. If shareholders wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, a shareholder may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying Harken in writing at 180 State Street, Suite 200, Southlake, TX 76092 or by contacting Harken at 817-424-2424. Shareholders also may request additional copies of the proxy materials by notifying Harken in writing at the above-referenced address or contacting Harken at the above-referenced telephone number, and Harken will undertake to deliver such additional copies promptly.

By Order of the Board of Directors

/s/ Elmer A. Johnston
Elmer A. Johnston
Secretary

Southlake, Texas

April 22, 2005

[HARKEN LOGO]

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

180 STATE STREET SUITE 200 SOUTHLAKE, TEXAS 76092

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Harken Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harken Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HKNCR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARKEN ENERGY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee(s) number on the line below.

PROPOSAL ONE: To elect five directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified.	☐	☐	☐
Nominees: 01) Michael M. Ameen, Jr. 02) Mikel D. Faulkner 03) Dr. J. William Petty 04) Alan G. Quasha 05) H.A. Smith

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household		Yes	No	NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

HARKEN ENERGY CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2005

The stockholder named on the reverse side (“Stockholder”) hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Harken Energy Corporation (“Harken”) to be held May 19, 2005, and (2) constitutes and appoints Elmer Johnston and Lola Richert, and each of them, attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth on the reverse side, with respect to all of the shares of Common Stock of Harken standing in the name of the Stockholder, or with respect to which the Stockholder is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxies may vote upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposal One. The shares cannot be voted unless you sign and return this card.